EXHIBIT 99.1

[inTEST Letterhead]

To:	Directors and Executive Officers of inTEST Corporation
From:	Hugh T. Regan, Jr.
Date:	March 5, 2007
Subject:	Notice of Blackout Period

In connection with the 401(k) Plan conversion approved by the Board of Directors of the Company, there will be a blackout period during which participants in the Plan will be temporarily prohibited from making any transactions in their individual 401(k) Plan accounts relating to inTEST common stock. According to the Sarbanes-Oxley Act and SEC regulation, during the same period of time, Directors and Executive Officers of the Company are prohibited from acquiring shares under the Company's 1997 Stock Plan or disposing of any shares previously acquired under the Stock Plan (the "D&O Blackout").

Notice is hereby given as follows:

1. The D&O Blackout is scheduled to begin on March 21, 2007 and is expected to end no later than April 20, 2007. This D&O Blackout period overlaps with a portion of the Company's regularly scheduled trading blackout period for the second quarter.

2. If you have any questions regarding this notice or whether a transaction involving inTEST Company stock is prohibited during the D&O blackout period, please contact Hugh T. Regan, Jr.